Bacterin International Holdings Launches Third Biologic Scaffold

BELGRADE, MT, – May 5, 2011 – Bacterin International Holdings, Inc. (“Bacterin”) (NYSE Amex: BONE), a creator and developer of revolutionary bone graft material and antimicrobial coatings for medical applications, today announced that it is commencing distribution of the Company’s third human acellular biological scaffold, hMatrix®, an acellular dermal scaffold.

Bacterin’s hMatrix® is an acellular matrix processed from donated human dermal tissue that is used to replace damaged tissue or repair, reinforce or supplementary support soft tissue defects.  hMatrix® retains the natural structure of dermis to promote cellular ingrowth, tissue vascularization, and regeneration.  In line with the Company’s focus on providing safe products, hMatrix® will be distributed as a sterile product.  The Company initially intends to market the product for homologous use indications, including abdominal wall repair, breast reconstruction, and for wound covering – a market size estimated by the company to exceed $2.5 billion, annually in the U.S.

“Our open dialog with the surgeons that use our OsteoSponge® products provided us with invaluable input and recommendations to encourage us to enter this large dermal scaffold market,” commented Guy Cook, chairman and CEO of Bacterin.  “We have been able to quickly adapt our core technology and, over the past six months, were able to leverage our manufacturing processes, donor supply, and sales effort to support the commercialization of this important new product line.  We are excited to be expanding our biologic portfolio and product offerings into this call point, for which we have received a great deal of interest, and are very optimistic of its revenue potential.”

Investor Contact:

Yvonne L. Zappulla
Managing Director
Grannus Financial Advisors, Inc.
212-681-4108
Yvonne@GrannusFinancial.com

or

Guy Cook
President & CEO
Bacterin International Holdings, Inc.
406-388-0480
gcook@bacterin.com

About Bacterin International Holdings, Inc.
BACTERIN INTERNATIONAL HOLDINGS, INC. ("the "Company" or "Bacterin") develops, manufactures and markets biologics products to domestic and international markets.  Bacterin's proprietary methods optimize the growth factors in human allografts to create the ideal stem cell scaffold and promote bone and other tissue growth.  These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain with a facet joint stabilization, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops antimicrobial coatings based upon proprietary coating technologies.  Bacterin's strategic coating initiatives include antimicrobial coatings designed to inhibit biofilm formation and microbial contamination.  Headquartered in Belgrade, Montana, Bacterin operates a 32,000 square foot, state-of-the-art, fully compliant and FDA registered facility, equipped with five "Class 100" clean rooms.  For further information please visit www.bacterin.com.

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. These forward-looking statements are based on current expectations or beliefs and include, but are not limited to, statements indicating the Company's expectation that the proposed transaction will occur. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to meet its obligations under existing and anticipated contractual obligations; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability and willingness of third-party manufacturers to timely and cost-effectively fulfill orders from the Company; the ability of the Company's customers to pay and the timeliness of such payments, particularly during recessionary periods; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.